EXHIBIT 99.1

FOR IMMEDIATE RELEASE

WEGENER CORPORATION UPDATES STATUS OF FINANCING, STRATEGIC
ALTERNATIVES AND LEADERSHIP
WEGENER enters into financing arrangement with The David E. Chymiak Trust Dated
December 15, 1999;
Strategic Alternatives exploration activity concludes;
C. Troy Woodbury Jr. named CEO of Wegener Corporation;
James T. Traicoff named CFO of Wegener Corporation;
Ned L. Mountain leaves WEGENER.

(October 14, 2009) – Duluth, Georgia – Wegener Corporation (Nasdaq: WGNR), a leading provider of equipment for television, audio and data distribution networks worldwide, today announced that WEGENER has entered into a financing arrangement with The David E. Chymiak Trust Dated December 15, 1999 (the “Trust”), as assignee of the Bank of America, N.A.’s Loan and Security Agreement  with WEGENER.  As a result, Wegener Corporation concluded the strategic alternatives exploration process.

On October 8, 2009, the Bank of America, N.A. assigned its rights (the “Assignment”) under the Loan and Security Agreement with WEGENER (the “Loan Agreement”) to the Trust.  The Loan Agreement was dated June 5, 1996 and had been subsequently amended eleven times.  In connection with the Assignment, the Trust paid all amounts WEGENER owed to the Bank of America, N.A., a total of $2,941,000 (the “Bank Payoff Amount”).  Therefore, WEGENER no longer has a lending relationship with the bank.

Immediately before becoming such assignee, the Trust entered into a twelfth amendment to the Loan Agreement with WEGENER, dated October 8, 2009 (the “Twelfth Amendment”), such Amendment becoming effective immediately upon the consummation of the Assignment.  Accordingly, by virtue of the Assignment, the Trust succeeded to all the rights and obligations of the Bank of America, N.A. under the Loan Agreement, except as otherwise provided in the Twelfth Amendment.

Among other things, the Twelfth Amendment provides WEGENER with a maximum loan limit of four million dollars (the “Loan Limit”), which excludes interest.  It extends the term of the Loan Agreement for up to 18 months from the starting date and provides for automatic renewal for successive twelve month periods.  However, the Trust may terminate the Loan Agreement with 90 days notice anytime after an initial 15 month period is complete.  The Twelfth Amendment changes the interest rate on the loan to twelve percent.  The Bank Payoff Amount applies against the Loan Limit.  Currently, approximately $809,000 of the Loan Limit is available to WEGENER.  A copy of the Twelfth Amendment is filed as an exhibit to a Form 8-K which Wegener Corporation is filing with the Securities and Exchange Commission today.

In addition, on October 1, 2009, David E. Chymiak loaned WEGENER two hundred and fifty thousand dollars ($250,000).  The loan has an interest rate of 8.0% per year and is due and payable in one lump sum on October 31, 2009.

Based on its completion of the financing arrangement with the Trust described above, Wegener Corporation Board of Directors has voted to conclude the Strategic Alternatives review process and disband the Strategic Alternatives Committee of the Board.

Additionally, Robert Placek has chosen to step down as CEO of Wegener Corporation but will remain as Chairman of Wegener Corporation’s and WEGENER’s Boards of Directors.  C. Troy Woodbury Jr., current CFO of Wegener Corporation and WEGENER, has been unanimously named CEO of Wegener Corporation by Wegener Corporation’s Board of Directors and CEO of WEGENER after having been nominated for the positions by Mr. Placek.  James T. Traicoff has been appointed CFO of Wegener Corporation and WEGENER.  Mr. Woodbury’s and Mr. Traicoff’s appointments are effective immediately.  Ned L. Mountain is leaving WEGENER in pursuit of other business interests and has resigned from the Wegener Corporation Board of Directors.

About his appointment as CEO, Mr. Woodbury stated, “My focus as CEO will be to stabilize and grow the company; first by correctly sizing the company and continuing to maintain strict cost controls.  Our primary goal will be to return the company to profitability through a strong focus on serving current customers and developing new business. We appreciate the opportunity our shareholder, David Chymiak, has given our company through the Trust and are very mindful of our responsibilities to him and the other shareholders of Wegener Corporation.  I am totally committed to improving the performance of the company and I look forward to working with the WEGENER team as we move forward.”

Robert Placek stated, “I wish Troy and Jim all the best in their new roles.  Additionally, I would like to thank Ned for his many years of service to WEGENER.  His knowledge of the industry and boundless energy have been a positive force in WEGENER.”

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital video and audio solutions for broadcast television, radio, telco, private and cable networks. With over 30 years experience in optimizing point-to-multipoint multimedia distribution over satellite, fiber, and IP networks, WEGENER offers a comprehensive product line that handles the scheduling, management and delivery of media rich content to multiple devices, including video screens, computers and audio devices.  WEGENER focuses on long- and short-term strategies for bandwidth savings, dynamic advertising, live events and affiliate management.

WEGENER’s product line includes: iPump® media servers for file-based and live broadcasts; COMPEL® Network Control and COMPEL® Conditional Access for dynamic command, monitoring and addressing of multi-site video, audio, and data networks; and the Unity® satellite media receivers for live radio and video broadcasts.  Applications served include:  digital signage, linear and file-based TV distribution, linear and file-based radio distribution, Nielsen rating information, broadcast news distribution, business music distribution, corporate communications, video and audio simulcasts.

WEGENER® can be reached at (770) 814-4000 or at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®.  All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2010 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

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PRESS CONTACT:
Melanie Charles – Marketing Manager
WEGENER
(770) 814-4048
Email: m.charles@wegener.com

INVESTOR RELATIONS CONTACT:
Troy Woodbury – Investor Relations
WEGENER
(770) 814-4000
FAX (770) 623-9648
Email: info@wegener.com